[Letterhead of Federal Agricultural Mortgage Corporation]


                               September 29, 1999



Farmer Mac Mortgage Securities Corporation
919 18th Street, N.W., Suite 200
Washington, D.C.  20006

         Re:      Form S-3 Registration Statement; File No. 333-80805

Ladies and Gentlemen:

         I am the Vice President and General Counsel of the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States ("Farmer Mac"), and, in that capacity, I have acted as counsel to Farmer Mac Mortgage Securities Corporation ("FMMSC"), a wholly owned subsidiary of Farmer Mac, in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "1933 Act") of Guaranteed Agricultural Mortgage-Backed Securities (the "Securities"). The Securities are to be issued from time to time in series pursuant to either:(i) a trust agreement dated as of June 1, 1996 (the "First Trust Trust Agreement") and entered into between Farmer Mac, FMMSC and First Trust National Association, as Trustee, as supplemented by an issue supplement thereto each time a series of Securities is issued (each, an "Issue Supplement") pursuant to the First Trust Trust Agreement; or (ii) a trust agreement dated as of March 1, 1998 (the "Farmer Mac Trust Agreement" and, together with the First Trust Trust Agreement, each, a "Trust Agreement") and entered into between Farmer Mac both in its individual capacity and as trustee, and FMMSC, as supplemented by an Issue Supplement thereto each time a series of Securities is issued pursuant to the Farmer MAC Trust Agreement.

         In arriving at the opinions expressed below, I have made such legal and factual examinations and inquiries, and have examined and relied upon the forms of prospectus and prospectus supplement (collectively, the "Prospectus") contained in the Registration Statement and originals or copies, certified or otherwise identified to my satisfaction, of such other certificates, corporate records, agreements and other instruments and documents, as I have deemed advisable or necessary for the purpose of rendering this opinion.

         In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine, that all copies of documents that I have examined conform to the originals thereof and that the originals thereof are authentic.

         Based upon the foregoing, it is my opinion that:

         1. Each Trust Agreement constitutes a legal, valid and binding obligation of Farmer Mac and FMMSC, the enforcement of which will be subject to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

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Farmer Mac Mortgage Securities Corporation
September 29, 1999
Page 2 of 2


         2. When an Issue Supplement has been duly authorized by all necessary action and duly executed and delivered by Farmer Mac, FMMSC and the related trustee, and when the Securities of the related series have been duly executed, countersigned, issued and sold as contemplated in the Registration Statement, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of the Trust Agreement and the Issue Supplement.

         3. Pursuant to the Farmer Mac Guarantee, which is set forth in Article V of the Trust Agreement, Farmer Mac will guarantee payments on the Securities as and to the extent described in the Prospectus under "FARMER MAC GUARANTEE". The obligations of Farmer Mac under the Farmer Mac Guarantee will not carry the full faith and credit of the United States.

         I express no opinion other than as to the laws of the United States of America and the laws of the State of New York. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,

                                   /s/ Michael T.  Bennett

                                   Michael T.  Bennett
                                   Vice President and General Counsel